SCHEDULE 14A
               INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 ( Amendment No.  )

Filed by the registrant  [ X ]
Filed by a party other than the registrant  [   ]

Check the appropriate box:
[ X ] Preliminary proxy statement           [   ] Confidential, for Use
                                                  of the Commission Only
                                                  (as permitted by Rule
                                                  14a-6(e)(2))
[   ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     MECHANICAL TECHNOLOGY INCORPORATED
              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):
[ X ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing,

      (1) Amount previously paid:

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      (2) Form, schedule or registration statement no.:

          ------------------------------------------------------------------
      (3) Filing party:

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      (4) Date filed:

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
                                                               PRELIMINARY COPY
                      MECHANICAL TECHNOLOGY INCORPORATED

	968 ALBANY-SHAKER ROAD             LATHAM, NEW YORK 12110

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

A Special Meeting of Shareholders of Mechanical Technology Incorporated will be held at the Company's corporate offices, 968 Albany-Shaker Road, Latham, New York 12110, on Friday, December 20, 1996, at 10:00 A.M. local time for the purpose of considering and voting on a proposal to adopt and approve the Company's Stock Incentive Plan, as described in the accompanying Proxy Statement.

Shareholders of record at the close of business on November 8, 1996, are entitled to notice of and to vote at the meeting or any adjournment.

Whether or not you expect to attend the meeting in person, kindly mark, sign, date and return the enclosed Proxy in the envelope provided so that your stock will be represented. Since approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock, shares that are not voted on such proposal have the same effect as shares voted against the proposed plan; it is therefore important that you sign and return your proxy so that your shares are voted as you want them voted. Your Proxy is revocable up to the time it is voted, and you may vote in person at the Special Meeting even though you have previously submitted your Proxy.


By Order of the Board of Directors

John Recupero                                               Latham, New York
Secretary                                                  November 20, 1996





                           YOUR VOTE IS IMPORTANT

              YOU ARE URGED TO MARK, DATE, SIGN, AND PROMPTLY
                 RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE

                                                               PRELIMINARY COPY
                     MECHANICAL TECHNOLOGY INCORPORATED
                          968 ALBANY-SHAKER ROAD
                         LATHAM, NEW YORK  12110

                             PROXY STATEMENT

                            November 20, 1996

This Proxy Statement, first being mailed to shareholders on approximately November 20, 1996, is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Special Meeting of Shareholders to be held on December 20, 1996, and at any adjournment thereof.

A proxy is enclosed for use at the meeting. The proxy may be revoked at any time before it is exercised. If a shareholder specifies in this proxy how it is to be voted on approval of the Stock Incentive Plan, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted for the adoption and approval of the Stock Incentive Plan.

OUTSTANDING SHARES AND VOTING RIGHTS

All holders of Common Stock of record at the close of business on November 8, 1996, are entitled to notice of and to vote at the Special Meeting of Shareholders to be held on December 20, 1996, at the Corporate offices, 968 Albany-Shaker Road, Latham, New York 12110. At the close of business on November 8, 1996, the Company had outstanding 4,899,201 shares of Common Stock, which is the only class of securities entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on the matter to be voted upon by such shareholders at the meeting. The number of shares voted "for" or "against" the adoption and approval of the Stock Incentive Plan, as well as the number of shares as to which shareholders abstain from voting on such matter and the number of shares held for customers by brokers (or their nominees) and represented at the meeting but not voted with respect to such matter, will be tabulated by inspectors of election appointed in accordance with the applicable provisions of the New York Business Corporation Law

Shareholder approval of the Stock Incentive Plan requires the affirmative vote, in person or by proxy, of the holders of at least a majority of the outstanding shares of the Company's Common Stock; therefore, regardless of how many or how few shares of Common Stock are represented and voted at the Meeting, the Plan will not be approved unless it receives the favorable vote, in person or by proxy, of the holders of at least 2,449,601 shares of the Company's Common Stock. As a result, any shares of Common Stock which are not voted either "for" or "against" such matter at the Meeting (whether because the shareholder did not return a proxy card or his broker's request for voting instructions (in which case his shares cannot be voted), or because the shareholder abstained from voting on such matter) automatically have the same effect as votes against the adoption of the Plan.

Shareholders whose shares are held by a bank, broker or other nominee should know that the record holder of their shares is not permitted to vote their shares on the proposal to approve the Stock Incentive Plan unless written instructions to do so are received from the shareholder; thus, unless such shareholders execute and return the request for voting instructions they receive with respect to their shares, their shares will not be voted on this matter, which has the same effect as if they voted their shares against adoption of the Plan.

To avoid having his shares in effect counted as votes against adoption of the Plan, a shareholder must either

 *   Attend and vote his shares in person,

 * Execute and submit a proxy (such as the accompanying form of proxy) authorizing the voting of his shares at the Meeting on his behalf, or

 * In the case of shareholders whose shares are held by a bank, broker or other nominee, complete and return the request for voting instructions he receives with respect to his shares.

THE COMPANY WANTS ALL SHAREHOLDERS TO BE HEARD. YOU SHOULD SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY (OR THE REQUEST FOR VOTING INSTRUCTIONS THAT ACCOMPANIES THIS PROXY STATEMENT), SO THAT YOUR SHARES ARE VOTED AS YOU DECIDE ON THIS IMPORTANT MATTER.

                    PROPOSAL TO ADOPT AND APPROVE THE
                   MECHANICAL TECHNOLOGY INCORPORATED
                          STOCK INCENTIVE PLAN


Stock options, restricted stock, stock appreciation rights, and other compensation programs based on company stock play a major role in executive and employee compensation at many public corporations; it is generally believed that such programs benefit both the corporation and its shareholders, since the equity-based incentives they create, serve to more closely align the interests of executives and employees with those of the owners of the corporation, its shareholders. However, for several years the Company has not had any plan under which it could offer incentives based on an equity interest in the Company (such as stock options or restricted stock grants) to its executives and employees; the Company's last stock option plan expired in 1992, and its Restricted Stock Incentive Plan expired in 1994. Management and the Board of Directors of the Company believe this situation is undesirable, since it denies the Company the opportunity to use awards under such a program to recruit and retain the talented executives and employees the Company will need to grow and prosper in the future, and precludes the Company and its shareholders from realizing the benefits of the powerful incentives that such programs can produce.

To remedy this shortcoming, the Board of Directors adopted the Mechanical Technology Incorporated Stock Incentive Plan on October 17, 1996, subject to approval by the Company's shareholders. The Board of Directors believes that it is in the best interests of the Company and its shareholders to be able to offer stock options, stock appreciation rights, restricted stock, and other stock-based incentives to officers, employees and others in accordance with the terms of the Plan in order to provide increased incentives for such persons to make significant contributions to the long-term performance and growth of the Company and its subsidiaries, to join the interests of such persons with the interests of the shareholders of the Company, and to help the Company and its subsidiaries attract and retain key personnel. The Board of Directors therefore proposes that the shareholders adopt and approve the Company's Stock Incentive Plan (the

"Plan"), and have called the Special Meeting for this purpose.

A copy of the complete text of the Plan is attached as Appendix A to this Proxy Statement. The principal features of the Plan are summarized below, but the following discussion is only a summary and is qualified in its entirety by reference to the actual text of the Plan. Capitalized terms not otherwise defined herein have the meanings given them in the Plan.

General

To allow the incentives offered under the Plan to be tailored to fit changing circumstances, and thus enable the Company to remain competitive in its efforts to attract and retain talented executives and employees, the Plan authorizes the grant or issuance of almost any imaginable kind of award or incentive using or based on the Company's Common Stock. Without limitation thereby, the Plan authorizes:

 * Incentive stock options ("Incentive Options") intended to satisfy the requirements of Section 422 of the Internal Revenue Code, as amended ("Code");

 * Stock options not intended to qualify as Incentive Options ("Nonqualified Options"), and other rights to purchase shares of the Company's Common
Stock, including such rights under a "stock purchase plan" or similar program available to broad classes of employees and other eligible persons ("Stock Purchase Rights"); Incentive Options, Nonqualified
Options, and Stock Purchase Rights are sometimes referred to collectively as "Options";

 * Stock Appreciation Rights ("SARs"), under which the participant has the right to receive the difference, in cash or stock, between a per-share value specified in the SAR and the value of the Common Stock on the date of exercise;

 * Stock bonuses, restricted stock, and other arrangements in which shares of Common Stock are issued (generally in respect of services rendered to or for the Company or its subsidiaries) without any cash payment by the recipient; and

 * Performance units, phantom stock, and other rights to receive cash or shares of Common Stock in amounts that are based on various statistical measures relating to the Common Stock such as market value, book value, earnings per share, return on equity, or similar criteria.

In addition, the Plan permits the Board to authorize the issuance of shares of Common Stock to satisfy an election by a participant in a Company-sponsored or other retirement plan maintained for the benefit of the participant that a portion of such participant's account under such retirement plan be invested in the Company's Common Stock.

Administration

The Plan will generally be administered by the Board of Directors. The Board may, subject to any applicable legal limitations or restrictions, delegate all, or any specified portion, of its power and authority with respect to the Plan and/or awards under the Plan to either one or more committees of the Board or one or more other persons or groups of persons (who need not be officers or employees); the Board may also permit the re-delegation by such committee or person(s) of any of its delegated powers under the Plan. As used herein, references to the "Board" shall also be deemed to include any such committee, person or group of persons to whom any of the Board's power and authority with respect to the Plan and/or awards under the Plan may have been delegated.

Subject to the provisions of the Plan, the Board will determine the persons to be granted awards under the Plan, the amount of each award, and the terms and conditions of all awards. In addition, the Board is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration, all subject to the provisions of the Plan.

Participation in the Plan

In addition to officers and employees of the Company (or of a subsidiary or affiliate of the Company), the Plan permits grants and awards to be made to the Directors of the Company, to any consultant to the Company or its subsidiaries or affiliates, and to any other person having a similar relation to the Company and its subsidiaries and affiliates whose participation in the Plan the Board determines is in the best interests of the Company and its subsidiaries and affiliates. Subject to applicable legal requirements (such as the requirement of the Code that Incentive Options may only be granted to persons who are employees of the Company or a subsidiary of the Company), the selection of persons who are eligible to participate in the Plan and the amounts of grants and awards to those persons are determined by the Board, in its sole discretion. As of October 31, 1996, the Company and its subsidiaries had approximately 232 employees, in the aggregate.

Shares Subject to Grant or Award under the Plan

The Plan does not specify a fixed maximum number of shares of the Company's Common Stock with respect to which awards may be granted or which may be issued pursuant to the Plan. Instead, the Plan provides that the aggregate number of shares of Common Stock which may be awarded or issued under the Plan shall be the sum of (a) 500,000 shares plus (b) 10% of any future increase in the number of outstanding shares of the Common Stock (other than increases resulting from the issuance or distribution of shares as a result of awards under the Plan). Although there is no specific maximum number of shares issuable pursuant to the Plan, the Plan does provide that Incentive Options may not be granted under the Plan for more than 500,000 shares.

Shares subject to awards that expire or terminate without issuance of shares may again be the subject of awards under the Plan; and, in the event of the surrender of already-owned shares by a participant to pay the exercise price of an award, the number of shares available under the Plan will only be reduced by the net number of shares issued in such transaction (i.e., by the increase in the outstanding shares that results therefrom).

Shares issued upon the grant or exercise of any award under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury, or both.

The number of shares subject to each outstanding award, the exercise price with respect to an award, and the aggregate number of shares remaining available at any time under the Plan, will be subject to adjustment by the Board to reflect events such as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations of or by the

Company.

As of October 31, 1996, the closing price of the Company's Common Stock, as quoted on NASDAQ's electronic OTC Bulletin Board, was $2.50 per share.

Terms and Conditions of Awards under the Plan

Generally, the terms and conditions of awards under the Plan, including the exercise or purchase price to be paid by the participant (which may not be less than the par value ($1.00 per share) of the Common Stock), the form and method of payment of same, the conditions on which the award may be exercised, any provisions relating to the vesting or exercisability of the award, and to expiration or termination of the award, the effect of termination of employment or other events on the participant's rights with respect to the award, and all other terms, conditions and provisions of the Award, shall be determined by the Board in its discretion, subject only to the terms of the Plan and to any limitations imposed by applicable law. Thus, for example, the Board may, in its discretion, permit a participant to pay the exercise price for shares subject to an award under the Plan by surrendering to the Company shares of Common Stock already owned by the participant; may provide that the vesting of an award is accelerated in certain circumstances; or may permit an award to be transferable by the participant on such terms and conditions as the Board deems appropriate. Except as limited by applicable law or the terms of the Plan, the Board may include any term, condition or other provision it deems appropriate in any award under the Plan, including such terms or conditions as it deems necessary or prudent to comply with securities laws and other applicable legal requirements affecting grants or awards under the Plan.

Each grant or award under the Plan will be evidenced by a written agreement or other appropriate document containing such terms, conditions and provisions, not inconsistent with the Plan, as may be approved by the Board.

Stock Options and Stock Appreciation Rights

Grant and Exercise of Stock Options

Both Incentive Options and Nonqualified Options may be granted under the Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the Common Stock on the date on which such Option is granted. The exercise price of a Nonqualified Option granted under the Plan (i.e., an option to purchase the Common Stock that does not meet the Code's requirements for Incentive Options) may be equal to, or greater or less than, the fair market value of the shares subject to the Option on the date on which the Option is granted, as determined by the Board at the time of the grant of such Option; however, under the Plan the exercise or purchase price of an award may not be less than the par value ($1.00 per share) of the Common Stock.

The Board will specify, at the time of its grant of any Options under the Plan, the time or times at or after which such Options will be exercisable. At the time of exercise of any Option granted under to the Plan, the participant must pay the full option price of all shares purchased in cash or, if permitted by the Board in the participant's award agreement, (i) in shares of Common Stock of the Company (which may include a portion of the shares of Common Stock to be acquired by the participant pursuant to his exercise of the Option), (ii) by a promissory note payable to the order of the Company on terms acceptable to the Board, or (iii) in such other manner as the Board determines is appropriate, in its sole discretion. The fair market value of the stock with respect to which Incentive Options are first exercisable in any one year by a participant under the Plan cannot exceed $100,000.

Grant and Exercise of Stock Appreciation Rights

Stock appreciation rights ("SAR") may be granted in conjunction with the grant of an Incentive or Nonqualified Option under the Plan, or independently of any such Option. A stock appreciation right granted in conjunction with an Option may be an alternative right. In such case, the exercise of the Option terminates the SAR to the extent of the shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the shares with respect to which such right is exercised. Alternately, a stock appreciation right granted in conjunction with an Option may be an additional right, in which case both the SAR and the Option may be exercised. A stock appreciation right may not, however, be granted in conjunction with an Incentive Option under circumstances in which the exercise of the SAR affects the right to exercise the Incentive Option or vice versa, unless certain terms and conditions are met.

The Board will specify, at the time of its grant of any SARs, the time or times at or after which SARs or Options granted in conjunction with such rights are exercisable. Upon exercise of a stock appreciation right, a participant is not required to make any payment to the Company (except for applicable withholding taxes) and is entitled to receive an amount equal to the difference between a per-share value specified in the SAR (which may be the exercise price of an Option granted in tandem therewith), and the fair market value of the Common Stock on the date of exercise. This amount is payable by the Company in cash, in shares of the Common Stock, or any combination thereof, as determined either in the sole discretion of the Board, at the election of the participant, or as otherwise provided in the award agreement relating to the SAR.

Terms of Stock Options and Stock Appreciation Rights

The terms and conditions of stock options or stock appreciation right granted under the Plan shall be specified by the Board at the time of the grant of each award of Options or SAR's, subject to compliance with the Plan and any other applicable legal requirements. Generally, Options or SARs granted under the Plan will become exercisable at such time or upon such event, and will remain exercisable for such period or until such event, as the Board may specify at the time of the grant (which will be set forth in the award agreement relating to the grant); however, Incentive Options may not be exercisable for more than 10 years from the date of grant.

Options and SARs granted under the Plan may be exercised at any time after they become exercisable and prior to their expiration, but may be exercised after the participant's death, or the termination of the participant's employment (or other relationship) with the Company, only during such period and on such terms as may be provided by the Board in the participant's award agreement. Incentive Options may only be exercised while a participant is an employee of the Company or a subsidiary, except that they may be exercisable during a period of not more than 1 year after the participant's death and may be exercisable not more than 90 days after termination of a participant's employment other than upon death.

Generally, Options or SARs granted under the Plan may not be transferred by a participant other than by will or by the laws of descent and distribution, and an Option or SAR may be exercisable, during the lifetime of the participant, only by the participant; however, under the Plan the Board may permit a participant to transfer Nonqualified Options or SAR's during his lifetime subject to such conditions and restrictions as the Board may impose.

The Code imposes certain additional requirements with respect to an Incentive Option granted to a participant who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or subsidiary.

Restricted Stock

Subject to the terms of the Plan, the Board may award shares of Common Stock to participants as "restricted stock". Generally, a restricted stock award will not require the payment of any purchase price by the participant but will provide for the issuance of shares to the participant subject to forfeiture of the shares, without payment of any consideration by the Company, if the participant's employment terminates during a "restricted period" specified in the award of the restricted stock. In connection with any award of restricted stock under the Plan, the Board may determine that some or all of the shares will not be forfeited in certain circumstances (e.g., if the participant's employment terminates as a result of his or her death or permanent disability or if his or her employment is terminated by action of the Company without cause or by mutual agreement). Although the participant is generally not permitted to sell, transfer, or otherwise encumber shares acquired upon the grant of restricted stock during the restricted period, the participant has the right to vote, and receive any dividends payable with respect to, such shares; moreover, under the Plan the Board may permit a participant to use shares of restricted stock to pay the purchase or exercise price for shares to be acquired pursuant to another award under the Plan (but any shares so acquired shall be subject to the same restrictions as the restricted shares surrendered in such payment). The Board may also prescribe other terms and conditions in connection with the award of restricted stock.

Any stock, securities or other property which a participant receives or is entitled to receive by reason of his ownership of restricted stock, including as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company, will, unless otherwise determined by the Board, be subject to the same restrictions as those applicable to the restricted shares.

Other Awards

The terms and conditions applicable to other awards under the Plan will be determined by the Board at the time of the grant of such awards. To the extent such other awards are similar to Options, SARs or restricted stock, the terms and conditions of such awards will generally be similar to those applicable to comparable awards, as discussed above, with such variations and changes therefrom as the Board deems necessary or appropriate to reflect the nature of such other awards and the circumstances and purpose of such other awards.

Shareholder Rights of Participants

Generally, no shares of Common Stock may be issued or distributed pursuant to an award under the Plan (and the participant receiving such award shall not have any voting, dividend or other rights as a shareholder of the Company) until payment in full of the purchase or exercise price of such shares pursuant to the award. The Board may, however, permit the exercise or purchase price, for shares to be issued pursuant to an award under the Plan, to be paid in installments or over time, or by borrowing from the Company, on such terms as the Board in its discretion deems appropriate; in such circumstances, the Plan provides that the Board may authorize the issuance of a certificate for such shares upon the participant's exercise of the award, and that the participant shall have and may exercise the rights of a shareholder with respect to such shares upon the issuance of such certificate, even though the exercise or purchase price of the shares has not yet been paid in full, provided that the certificate for such shares is retained by the Company until full payment and the participant agrees in writing that the shares represented thereby may not be sold or transferred by the participant until such payment.

Amendment and Termination of the Plan

The Plan does not have any fixed expiration or termination date, and will remain in effect until terminated by action of the Board; however, no Incentive Options may be granted more than 10 years after the effective date of the Plan. The Board may terminate or amend the Plan at any time, subject to such approval of the Company's shareholders as may be required by applicable law, but the Board may not, without the consent of the holder of an award, change the exercise price or alter any other term or condition of any award which has been previously granted under the Plan.

Federal Income Tax Consequences

The rules governing the tax treatment of Options, SARs, restricted stock and shares acquired upon the exercise of Options and SARs are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the applicable statutory provisions, the rules and regulations adopted thereunder, and prevailing interpretations thereof, are subject to change at any time, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive Options

Incentive Options granted pursuant to the plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of such shares to the participant and within two years from grant of the Option, the participant will realize no taxable income as a result of the grant or exercise of such Option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise.

If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods (a "disqualifying disposition"), the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

Nonqualified Options

Participants generally realize no taxable income upon the grant of Nonqualified Options, provided the exercise price of such Options is at least equal to the fair market value of the Common Stock on the date of grant. A participant who exercises a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

Stock Appreciation Rights

A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise (determined in each case without reduction for the amount of any taxes withheld therefrom). Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

Restricted Stock

A participant granted shares of restricted stock under the Plan generally is not required to include the value of such shares in ordinary income until the first time such participant's rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the date of receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

Other Awards

The tax effects, for the participant and the Company, of other awards under the Plan are generally comparable to those discussed above, with such differences as may arise due to tax rules specifically applicable to such other awards or to differences in the circumstances and effects of such other awards. Generally, the participant will realize taxable income at the time of his receipt or exercise of an award in the amount of the excess of any cash, Common Stock, or other property transferred to the participant over the exercise or purchase price paid by the participant, and the Company will be entitled to a corresponding compensation deduction for the amount of taxable income realized by the participant, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

Withholding Payments

Generally, the Company will be required to pay amounts for tax withholding, in respect of the income realized by the participant, upon a participant's exercise of a Nonqualified Option or SAR, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option. To satisfy such obligation, either the Company will appropriately reduce the amount of stock or cash to be delivered or paid to the participant, or the participant must pay such amount to the Company to reimburse the Company for such payment. The Board may permit a participant to satisfy such withholding obligations by electing to reduce the number of shares of Common Stock delivered or deliverable to the participant upon exercise of a stock option or SAR or award of restricted stock or by electing to tender an appropriate number of shares of the Common Stock back to the Company subsequent to exercise of a stock option or SAR or award of restricted stock, on such terms and subject to such conditions as the Board may provide.

Accounting Treatment

The Financial Accounting Standards Board ("FASB") recently issued Statement No. 123 "Accounting for Stock-Based Compensation". This statement, which is applicable to all transactions occurring after December 8, 1995, establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees and non-employees receive shares of stock or other equity instruments of the Company or the Company incurs liabilities to employees in amounts based on the price of the Company's stock. The Statement establishes a fair value method of accounting for stock-based compensation as it applies for employees. Stock-based benefits covered by the Statement must be valued using established methods and recognized either by a charge to income or by disclosure in notes to the financial statements. The Company expects to elect the disclosure requirements of the Statement and accordingly, for stock issued or options granted under the plan which have an exercise or purchase price not less than fair market value at the date of issuance or grant, there will be no income statment impact although the estimated value of the benefit will be disclosed. Options granted to non-employees will result in a charge to operations equal to value of the option as calculated under FASB No. 123.

SARs will require a charge against the earnings of the Company each year in the amount of the appreciation in the value of such rights during such year (based on the difference between the market value on the date of grant of the Common Stock with respect to which the SAR is granted and the current market price of such Common Stock). In the event of a decline in market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of SARs, reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior increases).

Restricted stock will require a charge against income representing the value of the benefit conferred (based on the market value of the Common Stock at the time the shares are transferred to the participant), which may be spread over the restricted period.

The accounting treatment of other awards under the Plan will generally follow the same principles as apply to Options, SARs and restricted stock: to the extent that property or a benefit is transferred to a participant as a result of an award under the Plan, the Company will record a charge against earnings in the amount by which the value of the property or benefit transferred to the participant exceeds the amount paid by the participant to the Company in respect thereof.

Resale of Common Stock by Participants

Subject to any limitations or restrictions imposed in their award agreement on the transfer of shares of Common Stock issued pursuant to an award under the Plan, and to compliance with applicable securities laws in connection with any such sales, participants in the Plan will generally be free to resell shares of the Company's Common Stock acquired pursuant to awards under the Plan. The Company expects to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering shares to be issued as a result of awards under the Plan; in the absence of such a registration statement, participants would have to resell their shares pursuant to Rule 144 under the Securities Act (which requires a minimum holding period before shares can be sold, and imposes restrictions on the manner and amount of sales), or pursuant to another applicable exemption under the Securities Act. Persons who are deemed to be affiliates of the Company (i.e., persons who directly or indirectly through one or more intermediaries control, or are controlled by, or are under common control with, the Company), must resell securities acquired under the Plan pursuant to a registration statement under the Securities Act covering such resales, or pursuant to Rule 144 or another applicable exemption under the Securities Act.

Awards under the Plan

To date, no awards have been made under the Plan, nor have any decisions been made by the Board with respect to the persons to whom, or when, awards will be made under the Plan, or the number of shares to be subject to or the terms and conditions of awards that might be granted under the Plan. It is anticipated that, at a future Board meeting, Options (and perhaps other awards) will be granted, primarily to employees who are executive officers of or hold managerial positions with the Company and its subsidiaries (including officers who may be Directors of the Company), but no decisions have yet been made on those matters. Any awards that might be made by the Board prior to shareholder approval of the Plan at the Meeting will be void ab initio unless the Plan is approved by shareholders, and no shares of Common Stock may be issued under the Plan unless and until the Plan is approved by shareholders.

Vote required for adoption and approval of the Plan

To obtain shareholder approval at the Meeting, the Plan must be adopted and approved by the affirmative vote, in person or by proxy, of the holders of at least a majority of the outstanding shares of the Company's Common Stock; if not approved by shareholders, the Plan will be void and of no force or effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE PROPOSED STOCK INCENTIVE PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                           ADDITIONAL INFORMATION
EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation for services to the Company and its subsidiaries, during the Company's fiscal year ended September 30, 1996 (and during the Company's two prior fiscal years), of each person who served as Chief Executive Officer during such year, and of all other persons who served as executive officers of the Company during such year whose total annual compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------
                                  Annual                  Long-Term
                               Compensation                Compen-
                                                           sation
-------------------------------------------------------------------------------
Name & Principal  Fiscal  Salary    Bonus(1)    Other   Restricted     All
Position           Year                        Annual     Stock       Other
                                               Compen-   Awards(2)   Compen-
                                               sation                 sation
-------------------------------------------------------------------------------
R. Wayne Diesel   1996   $200,000   $  -        -      $   -       $ 8,000(3)
President & CEO   1995   $190,764   $  -        -      $ 12,500    $ 4,452(3)
                  1994   $129,744   $  -        -      $ 12,500    $   -
-------------------------------------------------------------------------------
Stephen Sullivan  1996   $130,310   $  -        -      $   -       $ 4,840(3)
President, Ling   1995   $139,617   $  -        -      $   -       $ 5,306(3)
Electronics, Inc. 1994   $118,927   $  -        -      $   -       $ 4,838(3)
-------------------------------------------------------------------------------
Douglas McCauley  1996   $110,807   $  -        -      $   -       $   -
Vice-President    1995   $100,152   $ 5,000     -      $   625     $ 1,669(3)
Technology Group  1994   $105,000   $  -        -      $ 6,250     $ 4,200(3)
-------------------------------------------------------------------------------
Stephen T. Wilson 1996   $107,903   $  -        -      $   -       $ 2,620(3)
Chief Financial   1995   $ 60,846   $  -        -      $   -       $   -
Officer           1994   $   -      $  -        -      $   -       $   -
-------------------------------------------------------------------------------
Denis P. Chaves   1996   $ 99,167   $  -        -      $   -       $ 3,966(3)
Vice-President,   1995   $ 95,000   $10,000     -      $   625     $ 3,800(3)
LAB and Advanced  1994   $ 93,500   $ 7,500     -      $   -       $ 3,800(3)
Products Divisions
-------------------------------------------------------------------------------

(1)The amount, if any, of bonuses to be paid to executive officers in respect of services during fiscal year 1996 has not yet been determined; that issue is to be considered at a future meeting of the Company's Board of Directors, and the amount(s) of any such bonuses will be reported in the Company's proxy statement for its 1997 Annual Meeting of Shareholders.

(2) This column shows the market value on the date of grant of shares of the Company's Common Stock awarded under the Company's Restricted Stock Incentive Plan. The Plan expired on December 31, 1994. The restrictions on these shares lapse on a scheduled basis as determined by the Board of Directors at the time of grant or upon death. The recipient has voting and dividend rights to the shares from the date of award. The aggregate holdings/value of shares of Restricted Stock, as to which the restrictions have not lapsed, on September 30, 1996, (based on a price on that date of $1.75 per share) by the individuals listed in this table, including the awards shown in this column, are: Mr. Diesel, 28,000 shares/$49,000; Mr. Sullivan, 1,000 shares/$1,750; Mr. McCauley, 6,000 shares/$10,500 and Mr. Chaves, 2,000 shares/$3,500.

(3) Represents Company matching contributions of $1.00 for each $1.00 contributed by the named individual to the 401(k) Savings Plan up to a maximum of 4% of base pay.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors ("Committee") approves all of the policies under which compensation is paid or awarded to the Company's officers and employee directors. The Committee consists of two non-employee Directors (Mr. Landgraf and Mr. Goldberg) and one employee Director (Mr. Apkarian). Mr. Lawrence A. Shore, formerly a Director of the Company who was not re-elected at the Company's 1996 Annual Meeting of Shareholders on May 16, 1996, also served on the Compensation Committee while he was a member of the Board.

Mr. Shore and Mr. Apkarian are both former Chief Executive Officers of the Company. Mr. Shore had served as the Company's Chief Executive Officer from July 1992 until February 1993. Mr. Apkarian was Chief Executive Officer of the Company from 1961 until 1991 and was Chairman of the Board of Directors from 1984 until his resignation from this position in August 1993. Mr. Apkarian does not vote on matters pertaining to his own compensation.

Mr. Goldberg is Co-Chief Executive Officer of First Albany Companies, Inc. ("FAC") (see "Security Ownership of Certain Beneficial Owners"). During fiscal 1996, First Albany Corporation, a wholly-owned subsidiary of FAC, acted as placement agent in connection with a private placement of 1,333,333 shares of the Company's Common Stock, pursuant to which the Company raised approximately $1.9 million of additional capital (net of expenses of the offering), for which First Albany Corporation was paid a fee.

In addition, in connection with FAC's purchase of approximately 25% of the Company's then outstanding Common Stock (see "Security Ownership of Certain Beneficial Owners"), FAC acquired certain rights relating to an obligation of the Company's creditor on the Company's note payable which matures on December 31, 1996; the outstanding balance of the note payable, including accrued interest, is in excess of $4.0 million. FAC subsequently proposed to exchange its rights to the creditor's obligation for 1 million additional shares of the Company's Common Stock (which would increase FAC's holding of shares of the Company's Common Stock to approximately 2,035,698 shares, or 34.5% of the shares of the Company's Common Stock that would be outstanding after consummation of such exchange of the rights to the creditor's obligation). The purpose of the proposed exchange of rights is to permit the Company to offset the creditor's obligation it acquires from FAC against the Company's liability to its creditor under the note payable, and thereby effectively convert the Company's liability under the note payable into

1 million shares of Common Stock.

The creditor has not indicated a willingness to accept the proposal and the Company is not optimistic that the creditor's position will change in the near future. Therefore, at the present time there is substantial doubt whether the proposed exchange will be consummated.

Until his resignation from such positions in March 1996, Mr. R. Wayne Diesel, President, Chief Executive Officer and a Director of the Company, was a member of the Board of Directors of Lawrence Insurance Group, Inc., and served on the Compensation Committee of the Lawrence Insurance Group, Inc. Board; Mr. Albert W. Lawrence, formerly a Director of the Company who was not re-elected at the Company's 1996 Annual Meeting of Shareholders on May 16, 1996, is Chairman of the Board of Lawrence Insurance Group, Inc. (see "Security Ownership of Certain Beneficial Owners").

EMPLOYMENT AGREEMENTS

The Company has an agreement with Mr. Diesel which provides that Mr. Diesel will receive an annual base salary of $200,000 and is eligible to receive incentive compensation at the discretion of the Compensation Committee. Per this agreement, Mr. Diesel was awarded an initial grant under the Company's Restricted Stock Incentive Plan of 10,000 shares; in December 1994, the Committee awarded Mr. Diesel an additional 25,000 shares under such Plan. The agreement also states that if Mr. Diesel is removed from the position of President and CEO for reasons other than cause during his first three years of employment, the Company will pay him severance payments equivalent to a maximum of one year's base salary plus insurance benefits.

The Company also has an agreement with Mr. Apkarian terminating on September 30, 1997 or upon Mr. Apkarian's retirement, whichever occurs first. This agreement provides that Mr. Apkarian will continue as an employee and a Director of the Company at an annual salary of $130,000. The agreement also provides an annual bonus of $10,000 which he will use to purchase $250,000 of term life insurance. Upon his retirement, an annual pension supplement of $50,000 will be paid until September 30, 1997, and if Mr. Apkarian dies during this period, a survivor's benefit payment of $25,000 per year will be paid to his spouse, if then living, for the remainder of the payment period. In addition, the agreement provides for the payment of club dues and the use of a Company automobile for which Mr. Apkarian pays 50% of the lease payments.

DIRECTORS COMPENSATION

Directors who are not officers or employees receive Director's fees of $750 for each Board meeting attended. Directors also are reimbursed for travel expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of October 31, 1996 in respect of each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock.

                                               Amount of
                                               Beneficial       Percent
   Name                Address                 Ownership        of Class
------------------   --------------------      ------------     --------
First Albany         30 South Pearl St.        1,035,698(A)       21.1%
Companies Inc.       Albany, N.Y. 12207

Lawrence Insurance   500 Fifth Avenue            820,909(B)       16.8%
Group, Inc.          New York, N.Y. 10110

Harry Apkarian       968 Albany-Shaker Road      288,001(C)        5.9%
                     Latham, N.Y. 12110

(A) On May 7, 1996, First Albany Companies, Inc. ("FAC") purchased 909,091 shares of the Company's Common Stock previously owned by United Community Insurance Company ("UCIC"), (a subsidiary of Lawrence Insurance Group, Inc. ("LIG")) which is undergoing a court-ordered liquidation. According to the
Schedule 13D Amendment No. 3, dated May 8, 1996, filed by FAC with respect to the purchase of these shares, FAC paid $1.50 per share (a total of $1,363,637) for the shares previously owned by UCIC, and also agreed to pay an additional amount to the seller if FAC purchases any shares of the Company's Common Stock from Lawrence Group, Inc., or any of its subsidiaries or affiliates, at a price greater than $1.50 per share, at any time within 6 months after FAC's purchase of the shares previously owned by UCIC; also according to FAC's Schedule 13D Amendment No. 3, the funds for its purchase of the 909,091 shares previously owned by UCIC came from working capital. In addition, in connection with FAC's purchase of the shares previously owned by UCIC, FAC was granted an irrevocable proxy to vote those shares at the Company's Annual Meeting of Shareholders held on May 16, 1996; and, as described in Item 6 of FAC's Schedule 13D Amendment No. 3 (and as discussed under "Compensation Committee Interlocks and Insider Participation" above), FAC and UCIC's court-appointed liquidator have entered into an agreement whereby FAC has acquired certain rights with respect to an obligation of a creditor of the Company (to whom the Company is indebted in an amount in excess of $4.0 million), and has proposed to exchange that obligation for an additional 1 million shares of the Company's Common Stock; however, the Company's creditor has not yet approved such exchange, and it is uncertain whether the proposed exchange will be consummated.

The purchase by FAC of the shares previously owned by LIG's UCIC subsidiary, when combined with shares previously purchased by FAC in open-market transactions, gave FAC ownership of 1,035,698 shares of the Company's Common Stock (approximately 29% of the then outstanding shares), and resulted in FAC becoming the Company's largest shareholder.

At the Company's Annual Shareholders' Meeting held on May 16, 1996 Messrs. George C. McNamee and Alan P. Goldberg, Co-Chief Executive Officers of FAC, were elected to the Company's Board of Directors. Incumbent Directors Albert
W. Lawrence and Lawrence A. Shore (who were among the nominees for re-election to the Board proposed in the Proxy Statement for the Meeting prepared by the Company's management but whose re-election was opposed by FAC in its Proxy Statement for solicitation of proxies in opposition to management's solicitation) were not re-elected to the Board, and accordingly their terms as Directors of the Company expired at the Meeting; all other incumbent Directors (i.e., Messrs. R. Wayne Diesel, Harry Apkarian, Stanley
I. Landgraf, and E. Dennis O'Connor), whose re-election was supported by FAC in its Proxy Statement, were re-elected to the Board.

At its organizational meeting following the Shareholders' Meeting, the newly-constituted Board elected George C. McNamee as its Chairman, and re-elected
R. Wayne Diesel as President and Chief Executive Officer. In addition, the Board voted to increase the number of Directors from 6 to 7, and elected Dr. Beno Sternlicht, a co-founder of the Company, to fill the newly-created position.

As a result of the foregoing share purchases and elections, a change in control of the Company may be deemed to have occurred.

Messrs. McNamee and Goldberg may be deemed the beneficial owners of at least a portion of the shares owned by FAC. However, Messrs. McNamee and Goldberg disclaim such beneficial ownership.

(B) 363,636 of these shares are owned of record by United Republic Insurance Company (URIC), and the balance are owned of record by wholly-owned subsidiaries of URIC as follows: Global Insurance Company (Global) - 349,068 shares; and Senate Insurance Company (Senate) - 108,205 shares. 78.6% of the outstanding stock of URIC is owned by Lawrence Insurance Group, Inc. ("LIG"); the remaining 21.4% is owned by United Community Insurance Company, another subsidiary of LIG which is under the control of the Superintendent of Insurance of the State of New York and is undergoing a court ordered liquidation. While the shares of the Company's Common Stock owned by URIC and its subsidiaries are still held of record as set forth previously, the SEC Form 10-Q Report of LIG for the quarter ended March 31, 1996 discloses that LIG disposed of those shares during that quarter by selling them to Lawrence Group, Inc.; to date, however, no transfer of such shares on the Company's records has been made, nor has such a transfer been requested.

According to the April 22, 1996 Proxy Statement of Lawrence Insurance Group, Inc. for its May 23, 1996 Annual Meeting of Stockholders, Lawrence Group, Inc. is the beneficial owner of approximately 93% of the outstanding shares of the common stock of Lawrence Insurance Group, Inc. The Company understands that Albert W. Lawrence (formerly a Director of the Company) is, along with Barbara C. Lawrence, his wife, the owner of 100% of the common stock of Lawrence Group, Inc.; as a result, Mr. and Mrs. Lawrence may be deemed to be the beneficial owners of the shares of the Company's Common Stock held of record by URIC and its subsidiaries and referred to in the preceding paragraph.

(C)Includes 2,000 shares issued under the Company's Restricted Stock Incentive Plan which are still subject to forfeiture.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each Director of the Company (ii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation", and (iii) all present Directors and Officers of the Company as a group, as of October 31, 1996.

                                         Amount
           Name of                     and Nature of
          Beneficial                    Beneficial               Percent of
            Owner                       Ownership(1)               Class
      -------------------              -------------             ----------
      Harry Apkarian                      288,001(2)                5.9%
      Denis P. Chaves                       2,600(2)                 *
      R. Wayne Diesel                      35,000(2),(3)             *
      Allan P. Goldberg                 1,097,364(4)               22.4%
      Stanley I. Landgraf                   1,000                    *
      Douglas McCauley                      8,000(2)                 *
      George C. McNamee                 1,135,698(4)               23.2%
      E. Dennis O'Connor                      -0-                    *
      Dr. Beno Sternlicht                 126,250(5)                2.6%
      Stephen Sullivan                      5,000(2)                 *
      Stephen T. Wilson                       -0-                    *

     All present Directors and          1,663,215(2),(3),(4),(5)
     Officers as a group (11 persons)
-------------------------------------
 * Percentage is less than 1.0% of the outstanding Common Stock.

(1)To the best of the Company's knowledge, based on information reported by such Directors and officers or contained in the Company's shareholder records. Except as otherwise indicated, each of the named persons is presumed to have sole voting and investment power with respect to all shares shown. None of the Company's present Directors or officers other than Messrs. Apkarian, Goldberg, and McNamee (see "Security Ownership of Certain Beneficial Owners," above) and Dr. Sternlicht beneficially own more than 1% of the Company's outstanding Common Stock; all present Directors and officers as a group beneficially own, in the aggregate, approximately 33.9% of the Company's outstanding Common Stock.

(2)Includes shares granted under the Company's Restricted Stock Incentive Plan which are still subject to forfeiture as follows: Mr. Apkarian, 3,000 shares; Mr. Chaves, 2,000 shares; Mr. Diesel, 28,000 shares; Mr. McCauley, 6,000 shares; and Mr. Sullivan, 1,000 shares. All present Directors and officers as a group, 40,000 shares.

(3)Does not include 100 shares held by Mr. Diesel's wife as custodian for their minor child; Mr. Diesel disclaims beneficial ownership of such shares.

(4)Includes 1,035,698 shares owned by First Albany Companies Inc.; see "Security Ownership of Certain Beneficial Owners," however Messrs. McNamee and Goldberg disclaim beneficial ownership of such shares.

(5)Does not include 26,650 shares owned by Dr. Sternlicht's wife or 18,150 shares held by Dr. Sternlicht's wife as custodian for their children; Dr. Sternlicht disclaims beneficial ownership of such shares.

                       PROPOSALS OF SECURITY HOLDERS

Proposals by security holders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 1997 must have already been received by the Company to qualify for inclusion in the Company's Proxy Statement relating to that meeting. Any such proposals by security holders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 1998 must be received by the Company before October 18, 1997 to qualify for inclusion in the Company's Proxy Statement relating to that meeting.

                              OTHER MATTERS

Under applicable provisions of the New York Business Corporation Law ("BCL"), the only matter which may be brought before the Special Meeting is the proposal for adoption and approval of the Stock Incentive Plan described above.

In June 1996 the Board of Directors adopted amendments to the Company's By-Laws relating to the indemnification of the Company's officers and Directors against claims asserted against them in their capacities as such. As amended, the By-Laws require the Company to indemnify its Directors and officers against such claims to the fullest extent permitted by the BCL, obligate the Company to advance such persons the costs of their defense against such claims, and contain other provisions designed to ensure for such persons the maximum protection possible against such claims. Prior to these amendments, the By-Laws contained only limited indemnity protection for such persons. In addition to indemnification by the Company under these By-Law provisions, the Company continues to maintain indemnification insurance covering all officers and Directors of the Company and its subsidiaries, as permitted by BCL Section 726. The current policy has an annual premium cost of $88,000, and is written by Continental Casualty Company and Royal Indemnity Company.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

                                      By Order of the Board of Directors


                                      John Recupero
                                      Secretary
Latham, New York
November 20, 1996

Appendix A - Stock Incentive Plan

                    MECHANICAL TECHNOLOGY, INCORPORATED
                           STOCK INCENTIVE PLAN
                           --------------------

1. Purpose. The purposes of the Mechanical Technology Inc. Stock Incentive Plan (the "Plan") are to secure for the Company and its subsidiaries and affiliates the benefits of the additional incentive inherent in the ownership of the Company's Common Stock, $1.00 par value (the "Common Stock") by officers, Directors and employees of the Company and its subsidiaries and affiliates and by consultants and other persons having a similar relation to the Company and its subsidiaries and affiliates who are important to the success and the growth of the business of the Company, to help the Company secure and retain the services of all such persons, and to provide a means for the Company to compensate and reward such persons for past services to the Company.

2. Awards. Awards under the Plan ("Awards") may be such grants, awards, issuances, contributions or payments of shares of the Common Stock, or rights or interests in or to such shares, or other rights (including rights to receive cash) that relate to or are based on such shares, as the Board of Directors of the Company may from time to time approve or authorize, including, by way of illustration only and without limitation thereby: (a) incentive stock options ("Incentive Options") intended to satisfy the requirements of Section 422 of the Internal Revenue Code, as amended ("Code"), (b) stock options not intended to qualify as Incentive Options ("Nonqualified Options"), and other rights to purchase shares of Common Stock from time to time at such prices and on such terms and conditions as the Board of Directors of the Company may from time to time approve or authorize, including such rights under a so-called "stock purchase plan" or similar program made available to broad classes of employees and other eligible persons ("Stock Purchase Rights"), (c) Stock Appreciation Rights ("SARs") granted either in tandem with Options or on a "stand-alone" basis, (d) shares of Common Stock issued as compensation for or in respect of services rendered to or for the Company, or any of its subsidiaries or affiliates, but without any other payment by the recipient in respect thereof, including so-called "stock bonuses" and "restricted stock" ("Stock Grants"), and (e) rights to receive cash or shares of Common Stock in amounts that are determined by or derived from the amount of, or from changes over time in, various statistical measures relating to the Common Stock such as market value, book value, earnings per share, return on equity, or similar criteria, including so-called "performance units" and "phantom stock" ("Stock-Based Units"). In addition, the Board may in its discretion, and on such terms as it deems prudent, permit shares of Common stock to be issued under the Plan to satisfy an election, by a participant in a Company-sponsored or other retirement plan or program maintained for the account and benefit of such participant, that a portion of such participant's account under such plan or program be invested in shares of the Company's Common Stock. Incentive Options, Nonqualified Options, and Stock Purchase Rights are occasionally referred to herein collectively as "Options. An SAR is a right to receive the difference, in cash or stock, between a per-share value specified in the SAR (which may be the exercise price of an Option granted in tandem therewith), and the fair market value of the Common Stock on the date of exercise.

3. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). Except as is otherwise limited or restricted by applicable law, the Board may, either with respect to any particular Award or with respect to specified groups or classes of Awards generally, delegate all (or any specified portion) of its power and authority with respect to the Plan and/or such Awards to either one or more committees of the Board or one or more other persons or groups of persons (who need not be officers or employees of the Company or its affiliates or subsidiaries); any of the Board's power and authority with respect to the Plan and/or Awards under the Plan that is delegated by the Board may be successively re-delegated unless such re-delegation is limited or restricted by the Board's grant of such power and authority or by applicable law.

     The Board (or any such committee, person or group of persons) may, from time to time, adopt rules and regulations for carrying out the provisions and purposes of the Plan and Awards hereunder. The interpretation and construction of any provision of the Plan or of an Award under the Plan by the Board, or by any such applicable committee, person or group of persons, as the case may be, shall be final and conclusive (unless otherwise determined by the Board, in the case of any such interpretation or construction that is initially made by any such applicable committee, person or group of persons, as the case may be).

     The Board (or any such committee, person or group of persons) shall have the authority and responsibility, within the limitations of the Plan and applicable law (and, in the case of any such committee, person or group of persons, within the limitations of the Board's delegation to such committee, person or group of persons of all (or any specified portion of) the Board's power and authority with respect to the Plan and/or Awards under the Plan), to determine (1) the persons to whom Awards are to be granted, (2) the nature and type of Awards to be granted, (3) the number of shares that are the subject of each Award, and (4) all other terms and conditions (not inconsistent with the Plan) of each Award under the Plan (including but not limited to restrictions and limitations upon any shares of Common Stock issuable upon the grant or exercise of an Award, or upon the recipient's rights to or interest in the Award).

     The Board (or any such committee, person or group of persons) shall maintain a written record of its proceedings. A majority of any committee or other group of persons shall constitute a quorum. Any determination or action of a committee or group may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred in by a majority of the members of such committee or group at such time (except that written action by the Board or any committee thereof without a meeting shall be effective only if all members of the Board or such committee consent thereto in writing).

4. Stock Subject to Awards. Subject to the provisions of Section 10 hereof, the aggregate number of shares of Common Stock for which Awards may be granted or which may be issued under the Plan shall be the sum of (a) 500,000 shares plus (b) an additional number of shares equal to 10% of any increase, after the effective date of this Plan, in the number of outstanding shares of the Common Stock (other than

     (i) increases therein resulting from the issuance or distribution of shares as a result of Awards under the Plan and (ii) increases therein that result in an adjustment of the number of shares under the Plan pursuant to Section 10 hereof); for such purposes, an increase in the outstanding shares during any year shall equal the excess of (x) the difference between the number of shares outstanding at the end of the Company's fiscal year and the number outstanding at the end of the prior fiscal year, over (y) the number issued or distributed during such year as a result of Awards under the Plan. Notwithstanding the foregoing, Incentive Options may not be granted under the Plan for more than 500,000 shares of Common Stock.

     If, and to the extent that, Awards granted under the Plan terminate or expire without having been exercised or without any shares of Common Stock having been issued in respect thereof, the shares covered by such terminated or expired Awards, or the portion (if any) of the shares subject thereto which have not been issued in respect thereof, may be the subject of further Awards under the Plan. For purposes of determining from time to time the number of shares remaining available for the grant of Awards under the Plan, in the event of any "stock for stock" exercise of an Award or similar transaction in which the Recipient surrenders rights to shares of Common Stock upon exercise or issuance of an Award, only the net shares issued in such transaction (i.e., the net increase in the Company's outstanding shares as a result thereof) shall be treated as shares issued under this Plan, and the available shares under this Plan shall only be reduced by such net amount.

     Shares issued upon the grant or exercise of any Award under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury, or both.

5. Persons Eligible. Under the Plan, Awards may be granted to any officer, Director, or employee of the Company or of a subsidiary or affiliate of the Company, to any consultant to the Company or a subsidiary or affiliate of the Company, and to any other person having a similar relation to the Company and its subsidiaries and affiliates whose participation in the Plan the Board (or any committee, person, or group of persons to whom such power may have been delegated) determines is in the best interests of the Company and its subsidiaries and affiliates.

     In determining the persons to whom Awards are to be granted and the number of shares to be covered by an Award, the Board (or any committee, person, or group of persons to whom such power may have been delegated) may take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Board (or such committee, person or group of persons) may deem proper and relevant. A person receiving an Award under the Plan is hereinafter referred to as a "Recipient".

6.   Provisions Applicable to Awards.

     (a) Generally. Except as otherwise limited or restricted herein or by applicable law, the purchase or exercise price of each share of Common Stock (or right or interest therein or relating thereto) purchasable or issuable under or as a result of any Award granted under the Plan, the exercise, grant or issuance date thereof, the expiration or termination thereof, and all other terms and conditions of the Award, shall be as determined by the Board (or any committee, person, or group of persons to whom such power may have been delegated) in its discretion at the time of the grant of the Award; any such purchase or exercise price may be equal to, greater than or less than the "fair market value" of the Common Stock (as determined under Section 7 hereof) at the time of grant of the Award, but not less than the par value of the Common Stock. Awards shall be set forth in or evidenced by agreements or other documents (collectively, "Award Agreements"), setting forth the terms and conditions thereof, in such form as the Board (or any committee, person, or group of persons to whom such power may have been delegated) shall in its discretion and upon the advice of counsel determine to be necessary or appropriate (taking into account the nature of the Award and the terms and conditions applicable thereto).

     Except as otherwise limited or restricted by applicable law or by
     Section 4 hereof, there is no limit to the number of shares of Common Stock which may be subject to Awards hereunder granted to any one person, nor to the number of Awards that may be granted to any one person.

     Any Award under the Plan (or any shares of Common Stock issued or distributed in respect thereof) may be non-transferable, or may be transferable in whole or in part subject to such limitations, or without limitation, may be subject to possible forfeiture of the Recipient's rights to or interest in the Award (or any shares of Common Stock issued or distributed in respect thereof) in certain circumstances, and to the vesting of the Recipient's rights thereto, and may expire or terminate upon the Recipient's death, or be exercisable or issuable thereafter by or to the successor, under the laws of descent and distribution, to the Recipient's interest therein, in each case as the Board (or any committee, person, or group of persons to whom such power may have been delegated) shall in its discretion determine to be appropriate upon the granting thereof. Furthermore, the Board (or any committee, person, or group of persons to whom such power may have been delegated) may in its discretion in connection with any Award (or class or group of Awards) under the Plan, and on such terms as it deems appropriate:

          (i) Permit the Recipient to borrow funds from the Company, on such terms as the Board (or any committee, person, or group of persons to whom such power may have been delegated) in its discretion deems appropriate, to pay the purchase or exercise price of any Award;

          (ii) Permit the Recipient to pay the purchase or exercise price of any Award in installments or over time (which may include permitting payment by payroll withholding), or by surrendering to the Company, in part or full payment thereof, shares of the Company's Common Stock then owned by the Recipient or shares to be acquired by the Recipient pursuant to the Award (which shall be valued for such purpose at "fair market value", determined as provided in Section 7 hereof), including shares then owned by the Recipient that are subject to restrictions on transfer imposed in connection with another Award hereunder or under another plan of the Company or to possible risk of forfeiture thereof as a result of conditions imposed in connection with another Award hereunder or under another plan of the Company;

          (iii) Permit accelerated vesting, exercise, issuance or distribution of an Award, or of shares or cash issuable or distributable in respect thereof, upon specified events or in certain circumstances, and either at the option of the Recipient or at the option of the Board (or any committee, person, or group of persons to whom such power may have been delegated);

          (iv) Permit the deferred issuance or distribution of shares or cash in respect of any Award;

          (v) Establish formulae on the basis of which and specify events or circumstances upon or in which an Award (or class or group of Awards) under the Plan shall be issued or distributed automatically and without further action by the Board (or the committee, person, or group of persons to whom such power may have been delegated); and

          (vi) Grant additional cash payments to the Recipient in connection with any Award, or with the exercise of any Award or the issuance or distribution of cash or shares as a result of an Award, in such amount and for such purpose as the Board (or the committee, person, or group of persons to whom such power may have been delegated) in its discretion deems appropriate.

     In connection with any Award hereunder, the Board (or the committee, person, or group of persons to whom such power may have been delegated) may impose such limitations and restrictions on the Recipient's rights with respect to the Award (or any shares of Common Stock issuable or distributable as a result thereof) as it considers necessary to comply with the Code, Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), or other applicable law, or as it in its discretion otherwise deems necessary or appropriate.

     (b) Options. Any Option granted under the Plan shall become exercisable in whole or in part after the expiration of such period of time, if any, following the date on which such Option was granted, or after the occurrence of such event or events, as the Board (or any committee, person, or group of persons to whom such power may have been delegated) determines in its discretion upon the granting thereof. Options shall expire or terminate after the expiration of such period of time, or after the occurrence of such event or events, if any, as the Board (or any committee, person, or group of persons to whom such power may have been delegated) determines in its discretion upon the granting thereof; without limitation thereby, any Option granted under the Plan may provide for continued exercisability (or that previously unexercisable portions of the Option become exercisable), in whole or in part, following the death or termination of employment of the Recipient, for or during such period, at such time, or upon the occurrence of such event, if any, as the Board (or any committee, person, or group of persons to whom such power may have been delegated) determines in its discretion upon the granting thereof. Options granted under the Plan may be exercised by the Recipient, as to all or part of the shares covered thereby, in accordance with the terms, conditions and provisions of the Option (including necessary notice and the manner of payment for same) set forth in the Award Agreement issued in respect thereof.

     (c)  Limitations Relating to Incentive Options.   In the case of an
     award of Incentive Options:

          (i) the exercise price shall not be less than the fair market value of the Common Stock on the date of grant or such other price (if any) as may be required by the Code, as in effect at the time of such grant, to permit the Option to qualify for Incentive Option treatment under the Code,

          (ii) the Award Agreement relating thereto shall contain such terms and conditions (which may include limitations on transferability and other restrictions) as may be required by the Code, as in effect at the time of such grant, to permit the Option to qualify for Incentive Option treatment under the Code, and

          (iii) the aggregate fair market value, determined on the date of grant, of the shares of the Company's Common Stock with respect to which Incentive Options granted under the Plan are exercisable for the first time by any employee during any calendar year shall not exceed $100,000 or such other limitation (if any) as may be required by the Code, as in effect at the time of such grant, to permit the Option to qualify for Incentive Option treatment under the Code.

     Furthermore, except as may otherwise be permitted by the Code, as in effect at the time of any such grant, no Incentive Option may be granted more than 10 years after the effective date of the Plan.

     (d) Stock Appreciation Rights. SARs may be granted in tandem with related Options granted under the Plan, or may be granted on a "stand-alone" basis. At the time of exercise of an SAR granted in tandem with related Options, the Recipient surrenders the privilege of exercising the related Option to the extent that he exercises the SAR.

     Upon exercise of an SAR (and surrender of the related Option or portion thereof, in the case of the exercise of an SAR granted in tandem with an Option), the Recipient shall be entitled to receive an amount equal to the excess of the fair market value of one share at the time of such surrender over the per-share value specified in such SAR times the number of such shares called for by the SAR (or portion thereof) which is so surrendered. Such payment shall be made either in (i) cash or (ii) shares of Common Stock valued at fair market value as of the date of exercise or (iii) partly in cash and partly in shares of Common Stock, as provided in the Recipient's Award Agreement.

     The Board (or any committee, person, or group of persons to whom such power may have been delegated), in its discretion, may impose additional conditions and limitations upon the exercise of SARs, including the maximum amount per share which may be paid upon the exercise of the SAR and such limitations as it, on the advice of counsel, deems necessary or appropriate in the case of SAR's granted to Recipients who are subject to the requirements of Section 16 of the 1934 Act.

     (e) Rights of Recipient. The Recipient shall have none of the rights of a shareholder of the Company with respect to any shares of Common Stock subject to an Award granted under the Plan until a certificate for such shares has been issued to the Recipient upon the exercise or issuance of such Award and, except as otherwise permitted by the next sentence of this Section 6(e), the Recipient has paid in full the purchase or exercise price for such shares. Notwithstanding the foregoing, the Board may authorize the issuance of a certificate for shares in the name of a Recipient who is paying the purchase or exercise price of an award over time or in installments, or by borrowing from the Company, in accordance with sub-paragraphs (i) and
     (ii) of Section 6(a) hereof, prior to payment of the exercise or purchase price in full, provided that the certificate for such shares is retained by the Company until full payment and the Recipient agrees in writing that the shares represented thereby may not be sold or transferred by the Recipient until such payment; in any such case, the Board may determine that the Recipient shall have and may exercise the rights of a shareholder with respect to such shares upon the issuance of such certificate in his name, even though the exercise or purchase price of the shares has not yet been paid in full. The Board (or any committee, person, or group of persons to whom such power may have been delegated), in its discretion, may impose such additional limitations and restrictions upon the Recipient's exercise of the rights of a shareholder with respect to the shares subject to an Award as it deems appropriate.

7. Market Value of Common Stock. For all purposes for which such value shall be necessary in connection with Awards under and the operation of this Plan, the "fair market value" of a share of the Company's Common Stock as of any date shall mean:

     A. If the Common Stock is listed for trading on a national securities exchange pursuant to Section 12(b) of the 1934 Act, is a "national market system security" (as defined in Rule 11Aa2-1 under the 1934 Act) and is listed for trading on a national market system, or is otherwise listed for trading pursuant to an arrangement and subject to regulatory requirements comparable to those relating to securities traded on national securities exchanges or national market systems, "fair market value" shall mean the closing sale price of the Common Stock on such exchange or system on such date (or, if the Common Stock did not trade on that date, on the last previous date on which the Common Stock traded);

     B. If paragraph A is not applicable, and if bid and asked quotations for the Common Stock are reported on a regular and continuous basis on an electronic inter-dealer quotation system operated by a national association of securities dealers or brokers, "fair market value" shall mean the average of the closing bid and asked quotations for the Common Stock on such system on such date; or

     C. If neither paragraph A nor paragraph B is applicable, "fair market value" shall mean such value for the Common Stock on such date as the Board of Directors (or any committee, person or group of persons to whom the Board may have delegated such authority) shall reasonably and in good faith determine, on the basis of such factors as the Board (or any such committee, person or group of persons) may consider relevant to such determination and in accordance with all applicable legal requirements.

8. Tax Withholding. Each Recipient receiving or exercising an Award in circumstances in which, under applicable federal, state, and local income tax and employment tax laws and regulations, the Company is obligated to withhold income taxes in respect of the income the Recipient is deemed to have realized as a result of his receipt or exercise of the Award shall pay to the Company the minimum amount required to be withheld from the cash or shares of Common Stock resulting from such receipt or exercise under applicable federal, state, and local income tax and employment tax laws and regulations. In addition, the Recipient may elect to pay to the Company an amount which, when aggregated with the minimum withholding amount, does not exceed the Recipient's total estimated federal, state and local income and employment tax liability with respect to such receipt or exercise. The minimum withholding amount and any additional amount that the Recipient elects to pay pursuant to this Section 8 shall be referred to herein as "Withholding Taxes."

     Payment of such Withholding Taxes shall be subject to the following terms and conditions:

     (a) The Withholding Taxes shall be payable as of the date income from the receipt or exercise is includable in the Recipient's gross income for federal income tax purposes (the "Tax Date").

     (b) The Recipient shall satisfy the Withholding Tax payment obligation in such manner as shall be provided or permitted in the Recipient's Award Agreement. Unless otherwise limited or restricted in such Agreement:

          (i) If the Recipient is exercising a Nonqualified Option or exercising an SAR for shares, the Recipient may satisfy his Withholding Tax payment obligations in one of the following methods (or a combination thereof), at his election:

              (A) by remitting to the Company a check in the amount of the Withholding Taxes;

              (B) by remitting to the Company a number of shares of Common Stock having an aggregate fair market value at the Tax Date equal to the amount of the Withholding Taxes; or

              (C) by electing to have the Company withhold from the resulting stock distribution to the Recipient either (I) if the Tax Date is the same as the exercise date, the number of shares of Common Stock having an aggregate fair market value at the Tax Date equal to the amount of the Withholding Taxes, or (II) if the Tax Date will be at a time subsequent to the exercise date, the number of shares of Common Stock having an aggregate fair market value at the exercise date equal to the amount of Withholding Taxes that would be payable if the Tax Date were the same as the exercise date. In the situation described in clause (C)(II), if at the Tax Date the amount of Withholding Taxes payable is greater than the amount previously withheld from the stock distribution, the Recipient shall remit the difference in cash or in shares of the Common Stock having an aggregate fair market value at the Tax Date equal to the difference.

          (ii) If the Recipient is exercising an SAR for cash, the Company shall withhold from the resulting cash distribution the minimum amount of Withholding Taxes required by law. If such Recipient elects to pay an additional amount of Withholding Taxes pursuant to this Section 8, he may elect to have the Company withhold from the cash distribution such additional amount, or he may elect either of the payment methods described in clauses (A) or (B) of
          Section 8(b)(i) or a combination thereof with respect to such additional amount.

          (iii) Any election by the Recipient of a Withholding Tax payment method described in Clauses (B) or (C) of Section 8(b)(i), above, must be made on or prior to the Tax Date and will be irrevocable. Furthermore, such payment shall be made solely in whole shares (and not fractional shares) of such Common Stock. Any balance of Withholding Taxes shall be paid by the Recipient by remitting to the Company a check for such balance.

          (iv) If the Recipient is subject to the requirements of Section 16 of the 1934 Act, any election to pay Withholding Taxes in the manner described in clauses (B) or (C) of Section 8(b)(i), above, shall be subject to such additional conditions and limitations as the Board (or any committee, person, or group of persons to whom such power may have been delegated), in its discretion and on the advice of counsel, deems necessary or appropriate and determines to impose with respect thereto.

9. Right to Terminate Employment. Nothing in the Plan or in any Award granted under the Plan shall confer upon any Recipient the right to continue in the employment of the Company or affect the right of the Company to terminate a Recipient's employment at any time, nor cause any Award granted to vest as a result of the exercise by the Company of its right to terminate at any time the employment of a Recipient subject, however, to the provisions of any agreement of employment between the Company and the Recipient.

10. Dilution and Other Adjustments. The total number of shares of Common Stock for which Awards may be granted under the Plan shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock split or a stock dividend on the Common Stock (or other distribution of additional shares to holders of outstanding shares of Common Stock that is on a substantially pro rata basis), a subdivision, combination or exchange of shares of Common Stock, or a reclassification of Common Stock. Furthermore, in the event of an acquisition by the Company (or a subsidiary or affiliate of the Company) in connection with which the Company assumes the obligations of the acquired company to issue shares under an option or other stock-based plan of the acquired company and converts participant's rights under such assumed plan into Awards hereunder, the number of shares for which Awards may be granted under the Plan shall be increased by the number of shares for which Awards are granted in connection with such assumption to participant's in the acquired company's plan. The foregoing adjustments, and their application to particular circumstances, shall be determined by the Board in its sole discretion.

     In the event of any change in the outstanding shares of the Common

     Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, subdivision, combination or exchange of shares or other similar event, or in the event of a spin-off, spin-out, or other distribution of a material portion of the assets of the Company to the holders of outstanding shares of Common Stock, if the Board shall determine, in its sole discretion, that such event equitably requires an adjustment in the number or kind of shares of Common Stock subject to, or the exercise or other price per share under, any outstanding Award, such adjustment shall be made by the Board in its sole discretion and shall be conclusive and binding for all purposes of the Plan.

     If the Company is not the surviving corporation in the event of a merger, or if the Company is the surviving corporation in a "reverse triangular" merger, or if the Company is a party to a consolidation, or if the Company sells or transfers substantially all of its assets and liquidates, then, at the Board's discretion, it may make appropriate adjustments in substitution for the Recipients' outstanding Awards or arrange for assumption thereof in a transaction which provides substantially equivalent value to Recipients and meets all requirements of applicable law.

11. Securities Laws. Anything to the contrary herein notwithstanding, the Company's obligation to issue, sell and deliver any shares of Common Stock pursuant to an Award hereunder is subject to such compliance with federal and state laws, rules and regulations relating to the authorization, issuance or sale of securities as the Company, on the advice of counsel, deems necessary or appropriate. The Company shall not be required to issue, sell or deliver any shares of Common Stock unless and until it receives satisfactory assurance that the sale, issuance or delivery of such shares will not violate any of the provisions of the Securities Act of 1933 or the 1934 Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or those of any stock exchange or other organization on which the Common Stock may be listed or quoted, or the provisions of any state law governing the authorizations, issuance and sale of securities, and that there has been compliance with the provisions of all such acts, rules, regulations and laws.

12. Legend on Certificates. The Company may, to the extent deemed necessary or advisable, endorse an appropriate legend referring to the restrictions imposed by the terms of any Award hereunder or required under applicable law (including federal and state securities laws) upon the certificate or certificates representing any shares of Common Stock issued or transferred to the Recipient upon the issuance or exercise of any Award granted under the Plan.

13.  Amendment and Termination of the Plan.   Awards may be granted under
     the Plan at any time and from time to time until such time as the Board shall take appropriate action to terminate the Plan, in which case the Plan will terminate on the date so specified by the Board in such action, except as to Awards then outstanding. The Plan will remain in effect with respect to outstanding Awards until such Awards have been issued or exercised or have expired. The Plan may be amended or modified at any time by the Board (except with respect to any Awards then outstanding under the Plan), subject to such approval (if any) of the Company's shareholders as may be required by applicable law or as the Board may deem appropriate. No amendment of the Plan shall adversely affect any right of any Recipient with respect to any Award theretofore granted under the Plan.

14. Shareholder Approval and Effective Date. The Plan shall be effective on October 17, 1996, subject to the adoption and approval of the Plan by the Company's shareholders, as required by Section 505 of the New York Business Corporation Law, within 12 months after such effective date (which approval will be sought at the next meeting of such shareholders held after such effective date). Until so approved by shareholders, no shares of Common Stock may be issued or otherwise distributed under the Plan, and no Award granted under the Plan may be exercised; if not approved by shareholders as aforesaid, this Plan and all Awards granted hereunder shall be deemed void ab initio and of no effect.

15. Governing Law. The Plan and any Award Agreement entered into under the Plan with a Recipient pursuant to Section 6 hereof shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of New York.

16. Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for the Company's general corporate purposes.

Appendix B - Proxy Card                                        PRELIMINARY COPY

                    MECHANICAL TECHNOLOGY INCORPORATED
          968 Albany-Shaker Road          Latham, New York 12110
                                   PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO CHOICE IS SPECIFIED WITH RESPECT TO ITEM 1, THE PROXY WILL BE VOTED FOR THIS PROPOSAL.

The undersigned hereby appoints George C. McNamee and R. Wayne Diesel, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Special Meeting of the Shareholders of Mechanical Technology Incorporated, to be held at the Company's corporate offices, 968 Albany-Shaker Road, Latham, New York 12110, at 10:00 a.m. on December 20, 1996, or any adjournment thereof, as follows:

1.PROPOSAL TO ADOPT AND APPROVE THE STOCK INCENTIVE PLAN.
          FOR                 AGAINST                  ABSTAIN


Date-----------,1996          -------------------------------------------
                               Please sign exactly as name appears on
                               this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               ---------------------------------------------
                                Please provide Social Security Number or Tax
                                Identification Number

Attendance at Meeting:
No----               Yes----               Number attending----